FOR IMMEDIATE RELEASE

CONTACT: Debbie Nalchajian-Cohen
P: 559.222.1312
C: 559.281.1312

CENTRAL VALLEY COMMUNITY BANK ANNOUNCES RETIREMENT OF
CHIEF CREDIT OFFICER AND SUCCESSION APPOINTMENT

Patrick A. Luis has been appointed new EVP, Chief Credit Officer, succeeding veteran banker, Patrick J. Carman
FRESNO, CALIFORNIA…July 6, 2020 - James M. Ford, President and Chief Executive Officer of Central Valley Community Bancorp (Company) and Central Valley Community Bank (Bank), announced the appointment of Patrick A. Luis to Executive Vice President, Chief Credit Officer for the Company and Bank, effective August 8, 2020. Patrick J. Carman, the current Executive Vice President, Chief Credit Officer, has announced his intent to retire effective November 2, 2020. He will work closely with Luis to ensure a smooth transition of responsibilities.
        Luis joins Central Valley Community Bank with over 35 years of bank credit management expertise. In his new role, he will oversee the Credit Administration Division and credit quality for the Bank, and will join the Managing Committee. Known for his extensive credit risk knowledge, agribusiness understanding, team development acumen and business intelligence, Luis has worked in large national banks and farm credit association – mostly in California and the Western US – throughout his career.
        Luis earned his degree in Agricultural Business from California State University, Fresno, then completed the postgraduate program at Pacific Coast Banking School. He later became a curriculum advisor and instructor for Pacific Coast Banking School, and currently serves as a board member. Luis has also served as a senior associate and instructor for the Risk Management Association. A community steward, he actively volunteers and financially supports Habitat for Humanity as team leader, fundraises and contributes to the SPCA, Fresno State, Valley Children’s Hospital and the Poverello House in Fresno, California.
        “Pat Luis’s credit administration background will provide an important role in the growth and
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Central Valley Community Bank – Page 2

success of our 40-year-old bank,” said Ford. “His extensive credit experience, knowledge of the businesses in our territory, community service drive and team-building focus are well-matched attributes for our organization.”
        Carman joined Central Valley Community Bank in November 2008 with the acquisition of Service 1st Bank and has been in his current executive role since April 1, 2015. He will retire with over 48 years of industry expertise, the last 12 with the Bank. In addition to leading the Bank’s Credit Administration Division, Carman is a member of the Managing Committee, which guides the financial and strategic direction of the Bank, including mergers and acquisitions. He currently serves on the board of the United Way of Fresno and Madera Counties as Treasurer.
        “Pat Carman is respected and highly regarded among the Bank team and in the industry. His extensive credit background, banking knowledge, leadership and professional integrity to do the ‘right thing, always’ have been a constant throughout his distinguished career,” said Ford. “His credit risk management, successful financial performance and team mentorship will be greatly missed.”
        During his tenure as Chief Credit Officer, Carman oversaw the continued improvement in credit quality of the Bank’s loan portfolio while loans grew 62 percent from $574 million as of March 31, 2015 to $928 million as of March 31, 2020. This growth included the successful completion of two bank mergers. The Bank’s strong credit culture was instrumental in being recognized for its high-ranking financial performance by The Findley Reports and Bauer Financial, Inc. for their most recent reporting periods.

About Central Valley Community Bank
Central Valley Community Bancorp trades on the NASDAQ stock exchange under the symbol CVCY. Central Valley Community Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Central Valley Community Bancorp. Central Valley Community Bank operates full-service offices throughout California’s San Joaquin Valley and Greater Sacramento regions.
Additionally, the Bank operates Commercial Real Estate Lending, SBA Lending and Agribusiness Lending Departments. Central Valley Investment Services are provided by Raymond James Financial, Inc.

Members of Central Valley Community Bancorp’s and the Bank’s Board of Directors are: Daniel J. Doyle (Chairman), Daniel N. Cunningham (Lead Independent Director), F. T. “Tommy” Elliott, IV, Robert J. Flautt, James M. Ford, Gary D. Gall, Steven D. McDonald, Louis C. McMurray, Karen Musson, Dorothea D. Silva and William S. Smittcamp. Sidney B. Cox is Director Emeritus.
More information about Central Valley Community Bancorp and Central Valley Community Bank can be found at www.cvcb.com. Also, visit Central Valley Community Bank on Twitter and Facebook.

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Attachments:
•Patrick J. Carman, Executive Vice President Credit Administration
•Patrick A. Luis, Incoming Executive Vice President, Chief Credit Administration
•Central Valley Community Bank, 40-year anniversary logo

Patrick J. Carman

Patrick A. Luis